Exhibit 21

SUBSIDIARIES OF NACCO INDUSTRIES, INC.
The following is a list of active subsidiaries as of the date of the filing with the Securities and Exchange Commission of the Annual Report on Form 10‑K to which this is an Exhibit. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly.

Name	Incorporation
Bellaire Corporation	Ohio
C&H Mining Company, Inc.	Alabama
Caddo Creek Redevelopment, LLC	Delaware
Caddo Creek Resources Company, LLC	Nevada
Catapult Mineral Partners, LLC	Nevada
Centennial Natural Resources, LLC	Nevada
Coal Creek Solar I, LLC	Delaware
CoalRidge Properties, LLC	Nevada
The Coteau Properties Company	Ohio
Coyote Creek Mining Company, L.L.C.	Nevada
Crossbow Energy Partners, LLC	Nevada
Demery Resources Company, L.L.C.	Nevada
The Falkirk Mining Company	Ohio
GRENAC, LLC	Delaware (50%)
HS Solar I, LLC	Delaware
HS Solar II, LLC	Delaware
HS Solar III, LLC	Delaware
HS Solar IV, LLC	Delaware
HS Solar V, LLC	Delaware
Liberty Fuels Company, L.L.C.	Nevada
Marshall Mine LLC	Delaware
Mississippi Lignite Mining Company	Texas
Mitigate Alabama, LLC	Nevada
Mitigate Georgia, LLC	Nevada
Mitigate Florida, LLC	Nevada
Mitigate Pennsylvania, LLC	Nevada
Mitigate Tennessee, LLC	Nevada
Mitigate Texas, LLC	Nevada
Mitigation Resources of North America, LLC	Nevada
MitRes Services, LLC	Nevada
NACCO Energy Properties, LLC	Nevada
NACCO Natural Resources Corporation	Delaware
NAM - AGL, LLC	Nevada
NAM - CEPP, LLC	Nevada
NAM - CMX, LLC	Nevada
NAM - Corkscrew, LLC	Nevada
NAM - CSA, LLC	Nevada
NAM - IND, LLC	Nevada
NAM - Little River, LLC	Nevada
NAM - MCA, LLC	Nevada
NAM - MDL, LLC	Nevada
NAM - Newberry, LLC	Nevada
NAM - PBA, LLC	Nevada
NAM - Perry, LLC	Nevada
NAM - QueenField, LLC	Nevada
NAM - Rosser, LLC	Nevada
NAM - SDI, LLC	Nevada
NAM - WFA, LLC	Nevada
NAM - WRQ, LLC	Nevada
NAM - 7D, LLC	Nevada
NoDak Energy Investments Corporation	Nevada
North American Coal Corporation India Private Limited	India
North American Coal, LLC	Nevada
North American Mining, LLC	Nevada
North American Coal Royalty Company	Delaware
Otter Creek Mining Company, LLC	Nevada

Name	Incorporation
Powhatan Development LLC	Delaware (50%)
Red Hills Property Company, L.L.C.	Mississippi
Reed Minerals, Inc.	Alabama
ReGen HS Solar, LLC	Delaware
ReGen Resources, LLC	Delaware
ReGen SR Solar, LLC	Delaware
RRP I, LLC	Delaware
RRP II, LLC	Delaware
RRP III, LLC	Delaware
The Sabine Mining Company	Nevada
Sawtooth Mining, LLC	Nevada
SR Solar I, LLC	Delaware
SR Solar II, LLC	Delaware
SR Solar III, LLC	Delaware
SR Solar IV, LLC	Delaware
SR Solar V, LLC	Delaware
SR Solar VI, LLC	Delaware
SR Solar VII, LLC	Delaware
Strata Equipment Solutions, LLC	Nevada
Texas Mitigate Solutions, LLC	Delaware (20%)
Trident Technology Services Group, LLC	Nevada
Trifecta Red Hills I, LLC	Delaware
Trifecta Renewable Solutions, LLC	Delaware
TRU Global Energy Services, LLC	Delaware
TRU Energy Services, LLC	Nevada
White Creeks Ranch, LLC	Nevada
Yockanookany Mitigation Resources, LLC	Nevada